Exhibit 99.1

EasyLink Services International Corporation Announces Record Financial Results
for Second Quarter Fiscal 2008

Company Increases Adjusted EBITDA Guidance for Fiscal Year 2008

NORCROSS, GA – March 18, 2008 – EasyLink Services International Corporation (“EasyLink” or “Company”) (NasdaqCM: ESIC, www.easylink.com), a global provider of comprehensive messaging services and e-commerce solutions, reports its financial results for the second quarter fiscal 2008 ended January 31, 2008. Based on the Company’s year-to-date results, it is increasing its guidance for fiscal year 2008, and expects adjusted EBITDA to range between $22 million and $24 million, an increase from its previous expectations of $17 to $19 million.

“We are very pleased with this quarter’s results, which exceeded our expectations,” says Thomas J. Stallings, CEO of EasyLink. “While the timing of the acquisition of EasyLink Services Corporation in relation to our reporting periods makes it difficult to analyze quarter-over-quarter comparisons and the size of the acquisition overwhelms year-over-year comparisons, this has been the Company’s strongest financial and operational quarter ever reported. Our effectiveness in reducing operating costs and our investments in sales and marketing have enabled us to stabilize recurring revenue and position the Company for organic growth. These results illustrate the Company’s success integrating the acquired business, while continuing to deliver superior service and solutions to our customers.”

The Company acquired EasyLink Services Corporation on August 20, 2007, and the Company’s second quarter results reflect the first full reporting quarter post-merger. The Company does not believe that these results are indicative of future quarter results as this quarter includes certain expenses related to merger accounting and the continuing amortization of $22.5 million in non-cash interest expense over the life of the underlying convertible notes.

Highlights for the second quarter and six-months ended January 31, 2008 are as follows:

•	Total revenue for the second quarter was $23.65 million with a gross profit margin of 70.1%. Total revenue for the six-month period was $44.64 million with a gross profit margin of 70.7%.

•	Revenue for the second quarter from On Demand Messaging, which includes faxing, production messaging, document capturing, and management and e-mail services, was $11.24 million, representing 47.5% of total consolidated revenue and a 66.5% gross margin.

Revenue for the six-month period from the On Demand Messaging segment was $20.71 million, representing 46.4% of total consolidated revenue and a 67.2% gross margin.

•	Revenue for the second quarter from Supply Chain Messaging, which includes electronic data interchange (EDI) products and services and telex, was $12.41 million, representing 52.5% of total consolidated revenue and a 73.7% gross margin.

Revenue for the six-month period from the Supply Chain Messaging segment was approximately $23.93 million, representing 53.6% of total consolidated revenue and a 73.9% gross margin.

•	Net income for the second quarter was $3.27 million or $0.13 per basic share and $0.10 per diluted share. Net income for the six-month period was $1.26 million or $0.05 per basic share and $0.04 per diluted share.

•	Adjusted EBIDTA for the second quarter was $7.76 million and $12.58 million for the six-month period. EasyLink intends to focus on Adjusted EBITDA (EBITDA that includes non-cash compensation expense) as a measure of the Company’s performance, which it believes serves as a better measure of the Company’s performance than net income, because it excludes ongoing non-cash charges.

EasyLink provides adjusted EBITDA in this press release as additional information regarding its operating results. This measure is not in accordance with, or an alternative for, generally accepted accounting principles (GAAP), and may be different from non-GAAP EBITDA measures used by other companies. EasyLink believes that this presentation of adjusted EBITDA facilitates investors’ understanding of its historical operating trends, because it provides an important supplemental measurement in evaluating the operating results of our business. This release should be read in conjunction with the Company’s Form 8-K earnings release filed with the Securities and Exchange Commission for the quarter ended January 31, 2008.

Investor Conference Call – Tuesday, March 18, 2008

The Company plans to hold a conference call on Tuesday, March 18, 2008 at 10:00 a.m. EDT to discuss its second quarter fiscal year 2008 results in detail.

The Company invites all those interested in hearing management’s discussion to join the call by dialing 877-548-7913 (U.S. and Canada) or 719-325-4858 (International).

A live replay of the call will also be available on the Company’s website, www.easylink.com, for 45 days.

Forward-Looking and Cautionary Statements
Except for the historical information and discussion contained herein, statements contained in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those indicated by such forward-looking statements. These and other risk factors are set forth under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K, the Company’s quarterly reports on Form 10-Q and the Company’s other filings with the U.S. Securities and Exchange Commission. These filings are available on a website maintained by the Securities and Exchange Commission at www.sec.gov. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein as a result of new information, future events or otherwise.

About EasyLink Services International Corporation
EasyLink Services International Corporation (EasyLink) (NasdaqCM: ESIC), headquartered in Norcross, GA, is uniquely positioned to deliver a variety of messaging services that range from simple web-based fax delivery for small businesses to sophisticated fax hosting, tailored corporate e-mail messaging, EDI business-to-business exchanges and specialized telex protocol transmissions for marine and finance industries. With over two decades of servicing customers around the globe, EasyLink has established a proven track record for providing effective, reliable and secure communications. For more information on EasyLink, visit www.easylink.com.

Contact:
The Investor Relations Group
212-825-3210

Investor Relations:
Michael Crawford: mcrawford@investorrelationsgroup.com
Emily Hanan: ehanan@investorrelationsgroup.com
Brett Foley: bfoley@investorrelationsgroup.com
or
Media Relations:
Susan Morgenbesser: smorgenbesser@investorrelationsgroup.com

EASYLINK SERVICES INTERNATIONAL CORPORATION

Condensed Consolidated Statements of Income (unaudited)
(in thousands, except for share and per share amounts)

	Three Months Ended		Six Months Ended
	January 31,		January 31,
	2008	2007	2008	2007

Service revenue	$23,650,804	$5,302,468	$44,636,671	$11,110,196

Cost of services	7,039,413	1,209,558	13,044,315	2,569,625

Gross Profit	16,611,391	4,092,910	31,592,356	8,540,571

Operating expenses:
Product development and enhancement	1,839,541	585,697	3,872,222	1,302,341
Selling and marketing	2,927,111	369,359	5,309,729	889,316
General and administrative	7,350,389	2,480,435	14,551,496	5,088,476

Operating income	4,494,350	657,419	7,858,909	1,260,438

Other income (expense):
Interest and investment income	278,581	81,293	432,676	163,686
Interest expense	(3,154,738)	(19,687)	(8,158,306)	(40,274)
Equity in Losses in Investment	—	—	(930,269)	—
Foreign exchange gain	586,112	—	785,922	—
Other income (expense)	46,680	1,044	78,150	(21,576)

Income before income taxes	2,250,985	720,069	67,082	1,362,274

Provision (benefit) for income taxes, current	(1,021,999)	16,663	(1,194,139)	84,270

Net income	3,272,984	703,406	1,261,221	1,278,004

Dividends on preferred stock	(50,365)	(83,836)	(100,776)	(184,658)
Extinguishment of dividends on retired preferred stock	—	200,000	—	200,000

Income attributable to common stockholders	$3,222,619	$819,570	$1,160,445	$1,293,346

Basic income per common share	$0.13	$0.04	$0.05	$0.06

Diluted income per common share	$0.10	$0.03	$0.04	$0.05

Anti-dilutive stock options, warrants, and series C preferred stock outstanding	6,332,187	1,710,399	29,293,563	1,710,399

Weighted average number of common shares outstanding – basic	24,337,515	22,740,594	24,178,723	22,728,530

Weighted average number of common shares outstanding –diluted	49,009,606	24,963,417	25,892,557	25,066,145

EASYLINK SERVICES INTERNATIONAL CORPORATION

Condensed Consolidated Balance Sheets
(in thousands; unaudited for January 31, 2008)

	January 31,	July 31,
	2008	2007
ASSETS
Current assets:
Cash and cash equivalents	$21,063	$5,444
Accounts receivable, net of allowance for doubtful accounts and allowance for sales returns and allowances	14,175	3,479
Prepaid expenses and other current assets	4,550	603

Total current assets	39,788	9,526

Property and equipment, net	8,484	944
Goodwill	46,175	6,293
Other intangible assets, net	30,499	3,737
Investments	1,890	13,223
Restricted cash	417	434
Deferred acquisition costs	—	1,039
Other assets	2,212	222

Total assets	$129,465	$35,418

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$5,132	$615
Current portion of long term debt	—	10,000
Accrued expenses	10,437	1,153
Deferred revenue	800	227
Other current liabilities	1,077	574

Total current liabilities	17,446	12,569

Long term debt	52,349	—
Deferred tax liability	16,914	—
Other liabilities	1,248	709

Total liabilities	87,957	13,278

Stockholders’ Equity:
Preferred stock	(a )	(a	)
Common Stock	244	233
Additional paid-in capital	121,173	101,861
Accumulated other comprehensive loss	(1,131)	—
Accumulated deficit	(78,778)	(79,954)

Total stockholders’ equity	$41,508	$22,140

Total liabilities and stockholders’ equity	$129,465	$35,418

(a) less than 1,000

EASYLINK SERVICES INTERNATIONAL CORPORATION

Calculation of Adjusted Earnings before Interest, Taxes, Depreciation and Amortization
(unaudited, includes non-cash compensation)
(in thousands)

	Three Months Ended January 31,		Six Months Ended January 31,
	2008	2007	2008	2007
Net Income	$3,273	$703	$1,261	$1,278
Interest	3,155	20	8,158	40
Taxes	(1,022)	17	(1,194)	84
Depreciation and amortization	2,236	500	4,126	993
Non-cash compensation	118	214	231	494

Adjusted EBITDA	$7,760	$1,454	$12,582	$2,889